UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

First Eagle Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01642	87-6975595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 698-3300

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2026, Nancy Hawthorne retired from First Eagle Private Credit Fund (the “Fund”) and resigned from her positions as Trustee and Chairperson of the board of trustees of the Fund (the “Board”). Ms. Hawthorne’s decision to retire and resign from her positions as Trustee and Chairperson of the Board was not due to a disagreement on any matter related to the Fund’s operations, policies or practices. In connection with Ms. Hawthorne’s retirement and resignation, the Board elected Patrick Coyne, an Independent Trustee of the Fund, to the position of Chairperson of the Board.

Mr. Coyne said: “On behalf of my fellow Trustees and the management team at First Eagle, we wish Nancy all the best in her retirement and thank her for her dedicated service as Trustee and Chairperson. Management and the Board would like to acknowledge Nancy’s many contributions to the First Eagle Private Credit Fund, and her collegial attitude and positive disposition will be remembered fondly. I am honored to have been chosen to succeed Nancy as Chairperson and am grateful for the confidence the Board has placed in me.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date: August 12, 2026	By	/s/ Laurence Paredes
	Name:	Laurence Paredes
	Title:	General Counsel and Secretary